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                                                                     Exhibit 1.1








                               8,800,000 Shares

                            AECOM Merger Corporation

                CLASS B COMMON STOCK (PAR VALUE $.001 PER SHARE)

                             UNDERWRITING AGREEMENT

__________, 2002
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                                                             _____________, 2002

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Dear Sirs and Mesdames:

          AECOM Merger Corporation, a Delaware corporation, proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 8,800,000 shares (the "Firm Shares") of its Class B Common Stock, par value $.001 per share (the "Class B Common Stock"). AECOM Merger Corporation also proposes to issue and sell to the several Underwriters not more than an additional 1,320,000 shares of its Class B Common Stock (the
"Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class B Common Stock granted to the Underwriters in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class B Common Stock (par value $.001 per share) of AECOM Merger Corporation to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." On the date hereof, "Company" shall refer to AECOM Technology Corporation, a Delaware corporation, and on the Closing Date and the Option Closing Date (as defined in Section 4 below), "Company" shall refer to the surviving corporation pursuant to the merger of AECOM Merger Subsidiary Corporation with and into AECOM Technology Corporation and the subsequent merger of AECOM Technology Corporation with and into AECOM Merger Corporation (collectively, the "Merger") all as described in the Registration Statement (as defined below).

          AECOM Merger Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If AECOM Merger Corporation has filed an abbreviated registration statement to register additional shares of Class B Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

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     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

           (e) This Agreement has been duly authorized, executed and delivered by the Company.

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           (f)  The Company has an authorized capitalization as set forth in the
     Prospectus, and upon completion of the Merger, all of the issued shares of capital stock of the Company will be duly and validly authorized and issued, will be fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Prospectus.

           (g) The Shares to be issued and sold by the Company to the Underwriters on the terms and subject to the conditions herein have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class B Common Stock contained in the Prospectus.

           (h) All offers, sales or other issuances of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, except for such sales or other issuances for which the Company has conducted rescission offers in accordance with applicable state securities laws.

           (i) The Company and each of its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate (collectively, the "Plans"), and each of the Plans is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except for failures to fulfill its obligations or be in compliance which would not, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

           (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the application of the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds," and the consummation of the Merger and the Tender Offer (as defined in Section 6 below), will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this

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     Agreement and the application of the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds," except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, registration under the Act of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), Common Stock Units, Convertible Preferred Stock and Convertible Preferred Stock Units, in connection with the Merger, and such consents, approvals, authorizations, registrations or qualifications as may be required to commence or consummate the Tender Offer.

           (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

           (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

           (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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           (p)  There are no costs or liabilities associated with Environmental
     Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

           (r) The Company, its subsidiaries or any other person associated with or acting on behalf of the Company or its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

           (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) other than repurchases under its employee benefit plans or pursuant to its bylaws, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

           (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

           (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights,

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     know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be likely to have a material adverse affect on the Company and its subsidiaries, taken as a whole.

           (v) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (w) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

           (x) The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

           (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (z) The consolidated financial statements (together with the related notes thereto) of the Company and its subsidiaries included in the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements, and the results of operations and cash flows

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     of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheet (together with the related notes thereto) of the Company and its subsidiaries included in the Registration Statement presents fairly the financial position of the Company and its subsidiaries as of the date of such balance sheet, in conformity with generally accepted accounting principles consistently applied throughout the period involved.

           (aa) As of the date the Registration Statement became effective, the Shares were authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

           (bb) The conduct of the business of the Company and its subsidiaries is and has been in compliance with applicable foreign, federal, state and local laws and regulations, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (cc) The Company and its subsidiaries have filed all material foreign, federal and state income and franchise tax returns and have paid all material taxes shown as due thereon, and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or their properties or assets that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, any or all of the Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor earlier than two business days or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

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     The Company hereby agrees that, without the prior written consent of Morgan
Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock (collectively, "Applicable Common Stock") or any securities convertible into or exercisable or exchangeable for shares of Applicable Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Applicable Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Applicable Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Applicable Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) any option granted after the date hereof that is not exercisable for 180 days after the date hereof and the issuance of options (and Applicable Common Stock upon the exercise thereof) under the Company's 2002 Employee Stock Purchase Plan and the Company's Global Stock Purchase Plan or (D) the issuance by the Company of shares of Applicable Common Stock pursuant to its employee stock purchase, incentive, pension, retirement, deferred compensation and other similar plans described in the Prospectus.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2002, or at such other time on the same or such other date, not later than _________, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or at such other time on the same or on such other date, in any event not later than _______, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts

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of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 1:30 p.m. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

           (c) The Underwriters shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                (i) the Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate

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         power to own its properties and assets and to carry on its business as described in the Prospectus; and is qualified as a foreign corporation to do business in each of the states listed opposite its name on
         Schedule II hereto and is in good standing in each of those states;

                (ii) each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) (hereinafter referred to as a "Subsidiary") has been duly incorporated and is validly existing in good standing under the laws of the state of its incorporation, with corporate power to own its properties and assets and to carry on its business as described in the Prospectus; and is qualified as a foreign corporation to do business in each of the states listed opposite its name on Schedule II hereto and is in good standing in each of those states;

                (iii) the authorized capital stock of the Company consists of 15 million shares of Class A-1 Common Stock, par value $.001 per share, 15 million shares of Class A-2 Common Stock, par value $.001 per share, 15 million shares of Class A-3 Common Stock, par value $.001 per share, 150 million shares of Class B Common Stock, par value $.001 per share, and 10 million shares of Preferred Stock, par value $.001 per share;

                (iv) the outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable;

                (v) the outstanding shares of the capital stock of each Subsidiary have been duly authorized by all necessary corporate action on the part of such Subsidiary, and are validly issued, fully paid and nonassessable and to the best of such counsel's knowledge are owned of record by the Company free and clear of all liens, encumbrances, equities or claims;

                (vi) the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with this Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable;

                (vii) holders of the capital stock of the Company including the Shares are not entitled to any preemptive rights to subscribe for any additional shares of the Company's capital stock under the Company's certificate of incorporation or bylaws or the Delaware General Corporation law;

                (viii) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

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                (ix)   the execution and delivery by the Company of this
        Agreement do not, and the issuance and delivery by the Company to you of the Shares pursuant to the terms of this Agreement will not, (a) violate the Company's Certificate of Incorporation or Bylaws, (b) violate, breach or result in a default under any existing obligation of or restriction on the Company under any other agreement (the "Other Agreements") identified as an exhibit in the Registration Statement, or
        (c) breach or otherwise violate any existing obligation of or restriction on the Company or any Subsidiary under any order, judgment or decree of any California or federal court or governmental authority binding on the Company and identified in a certificate of an officer of the Company, a copy of which will be delivered to you; provided, however, that such counsel need express no opinion as to the effect of the Company's performance of its obligations in this Agreement on the Company's compliance with financial covenants in the Other Agreements;

                (x) the execution and delivery by the Company of this Agreement do not, and the issuance and delivery by the Company to you of the Shares pursuant to this Agreement will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or to the transactions of the type contemplated by this Agreement, except that such counsel need express no opinion regarding any federal securities laws, or blue sky or state securities laws, or any opinion with respect to Section 7 of this Agreement;

                (xi) no order, consent, permit or approval of any California or federal governmental authority is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Shares, except such as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended, and such as may be required under applicable blue sky or state securities laws;

                (xii) the statements (A) in the Prospectus under the captions "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriters" as such "Underwriters" section relates to this Agreement and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, statutes, regulations, documents or proceedings referred to therein, are accurate descriptions or summaries in all material respects and fairly present the information required by Form S-1;

                (xiii) to the best of such counsel's knowledge, based solely on an officer's certificate from the Company, all legal or governmental proceedings required to be described in the Registration Statement by Regulation S-K Item 103 have been described;

                (xiv) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be an investment company required to register under the Investment Company Act of 1940, as amended;

                (xv) the Registration Statement has been declared effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission; and

                (xvi) the Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Securities Act and the related rules and regulations in effect at the date of filing, except that such counsel need express no opinion concerning the financial statements and schedules and other financial and statistical data contained therein.

        Such counsel may state that in connection with such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph xii above). However, such counsel shall state that on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus as of its date or the date of the opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (such counsel need express no opinion or belief as to the financial statements and schedules and other financial and statistical data contained in the Registration Statement or the Prospectus).

           (d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi), 5(c)(vii), 5(c)(viii), 5(c)(xii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 5(c)(xv) above and the last paragraph of Section 5(c).

                The opinion of O'Melveny & Myers LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

           (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To furnish to you, without charge, six (6) copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ________, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (f) To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds," including with respect to the limitations on repurchases of capital stock, although the parties hereto agree that the commencement and completion of the Tender Offer (as described in the Registration Statement) is at the sole election of the Company.

           (g) To effect the Merger and conduct the tender offer (the "Tender Offer") in the manner set forth in the Prospectus and the related proxy statement, including the limitations on the percentage of Shares that may be purchased in the Tender Offer and the percentage of the gross proceeds from the offering that may be used in the Tender Offer, subject (x) in the case of the Merger, to the conditions set forth in the proxy statement/ prospectus included in the Company's Registration Statement on Form S-4 (File No. 333-82516) and to the conditions set forth in the merger agreement included as an exhibit to such registration statement and (y) to the Tender Offer to be commenced and completed at the sole discretion of the Company.

           (h) For 540 days from the date of this Agreement, (1) not to waive any transfer restrictions on shares of Class A Common Stock other than as contemplated in the Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters;
     (2) not to amend Article Fifth of the Certificate of Incorporation; (3) to use commercially reasonable efforts to cause the Company's registrar and transfer agent to block any attempted transfers in violation of the Certificate of Incorporation; (4) to use commercially reasonable efforts to cause the Company's registrar and transfer agent to keep a notation about the transfer restrictions on shares of Class A Common Stock; and (5) to issue those stock certificates with transfer restriction legends only in the form set forth in the Company's Certificate of Incorporation for any shares of Class A Common Stock.

           (i) For 540 days from the date of this Agreement, to offer to repurchase, and if accepted to purchase, all shares of the Company's Class B Common Stock, at the then market price, issuable from Oscar Faber Trustees Limited in respect of the exercise of options to purchase such shares, such offer to be open until the close of business, Los Angeles Time, on the 540th day following the date of this Agreement.

           (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and disbursements of counsel on behalf of Morgan Stanley in its capacity as "qualified independent underwriter," (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class B Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vii) the cost of printing certificates representing the Shares,
     (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the employees, officers and representatives (other than the Underwriters) of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (other than pursuant to clause (iii) above), stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and certain other expenses in connection with the offer and sale of the Shares.

     7.  Indemnity and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein;
     provided, however, that the foregoing indemnity agreement with respect to
     --------  -------
     any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

           (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

           (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (f)  The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              AECOM Merger Corporation



                              By:____________________________
                                 Name:
                                 Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule I hereto.


By:  Morgan Stanley & Co. Incorporated



       By:__________________________
          Name:
          Title:

                                                                      SCHEDULE I

                                                                   Number of
                                                                  Firm Shares
                 Underwriter                                    To Be Purchased
Morgan Stanley & Co. Incorporated

Credit Suisse First Boston Corporation

Lehman Brothers Inc.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.



                                                                 ______________
                                   Total ........                     8,800,000
                                                                 ==============